EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, no par value, of Eastern Insurance Holdings, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: June 20, 2006

NORTHAVEN PARTNERS, L.P.			NORTHAVEN OFFSHORE, LTD.

By:	Northaven Associates, LLC,
as General Partner
			By:	/s/ Paul Burke
			Name:	Paul Burke
			Title:	Director

	By:	/s/ Paul Burke
	Name:	Paul Burke
	Title:	Member

NORTHAVEN PARTNERS II, L.P.			NORTHAVEN ASSOCIATES, LLC

By:	Northaven Associates, LLC,		By:	/s/ Paul Burke
	as General Partner		Name:	Paul Burke
			Title:	Member

	By:	/s/ Paul Burke	NORTHAVEN MANAGEMENT, INC.
	Name:	Paul Burke
	Title:	Member

NORTHAVEN PARTNERS III, L.P.			By:	/s/ Paul Burke
			Name:	Paul Burke
By:	Northaven Associates, LLC,		Title:	Vice President
as General Partner

	By:	/s/ Paul Burke
	Name:	Paul Burke
	Title:	Member